Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
THE PMI GROUP, INC., a Delaware	)	Case No. 11-13730 (BLS)
Corporation,[1]	)
)
Debtor.	)
)

PLAN OF REORGANIZATION OF THE PMI GROUP, INC. PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

Pauline K. Morgan (No. 3650)

Joseph M. Barry (No. 4221)

Kara Hammond Coyle (No. 4410)

Patrick A. Jackson (No. 4976)

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Counsel for the Debtor and Debtor in Possession

THIS DRAFT PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

Dated: April 30, 2013

[1]	The last four digits of the Debtor’s federal tax identification number are 9675. The Debtor’s mailing address is P.O. Box 830, Alamo, California 94507 (Attn: L. Stephen Smith).

TABLE OF CONTENTS

		Page

ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW		1

1.1.	DEFINED TERMS	1

1.2.	INTERPRETATION	1

1.3.	TIME PERIODS	2

1.4.	GOVERNING LAW	2

1.5.	REFERENCE TO THE DEBTOR OR THE REORGANIZED DEBTOR	2

ARTICLE II PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS, PROFESSIONAL CLAIMS, PRIORITY TAX CLAIMS, U.S. TRUSTEE FEES AND INDENTURE TRUSTEE FEES		3

2.1.	ADMINISTRATIVE EXPENSE CLAIMS	3

2.2.	ADMINISTRATIVE EXPENSE CLAIMS BAR DATE	3

2.3.	PROFESSIONAL CLAIMS	3

2.4.	PRIORITY TAX CLAIMS	4

2.5.	U.S. TRUSTEE FEES	4

2.6.	INDENTURE TRUSTEE FEES	4

ARTICLE III CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS		5

3.1.	SUMMARY	5

3.2.	CLASS 1 - PRIORITY NON-TAX CLAIMS	5

3.3.	CLASS 2 - SECURED CLAIMS	6

3.4.	CLASS 3 - GENERAL UNSECURED CLAIMS	6

3.5.	CLASS 4 - SENIOR NOTES CLAIMS	8

3.6.	CLASS 5 - SUBORDINATED NOTE CLAIMS	8

3.7.	CLASS 6 - CONVENIENCE CLAIMS	9

i

3.8.	CLASS 7 - EQUITY INTERESTS	9

3.9.	RESERVATION OF RIGHTS REGARDING CLAIMS	9

3.10.	ELIMINATION OF VACANT CLASSES	9

3.11.	CONTROVERSY CONCERNING IMPAIRMENT	9

ARTICLE IV ACCEPTANCE OR REJECTION OF THIS PLAN		9

4.1.	PRESUMED ACCEPTANCE OF PLAN BY UNIMPAIRED CLASS	9

4.2.	VOTING CLASSES	10

4.3.	ACCEPTANCE BY IMPAIRED CLASSES OF CLAIMS	10

4.4.	CLASSES DEEMED TO REJECT THIS PLAN	10

4.5.	CONFIRMATION PURSUANT TO SECTION 1129(B) OF THE BANKRUPTCY CODE	10

ARTICLE V MEANS FOR IMPLEMENTATION OF THIS PLAN		10

5.1.	NEW ORGANIZATIONAL DOCUMENTS	10

5.2.	CONTINUED CORPORATE EXISTENCE	10

5.3.	SOURCES OF CONSIDERATION FOR MONETARY PLAN DISTRIBUTIONS	11

5.4.	VESTING OF ASSETS IN THE REORGANIZED DEBTOR	11

5.5.	AUTHORIZATION AND ISSUANCE OF NEW SECURITIES	11

5.6.	DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTOR	11

5.7.	SECTION 1145 EXEMPTION	11

5.8.	EXEMPTION FROM CERTAIN TAXES AND FEES	12

5.9.	CANCELLATION OF NOTES	12

5.10.	CORPORATE ACTION	12

5.11.	EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS	13

ARTICLE VI TREATMENT OF UNEXPIRED LEASES AND EXECUTORY CONTRACTS		13

6.1.	REJECTION OR ASSUMPTION OF REMAINING EXECUTORY CONTRACTS AND UNEXPIRED LEASES	13

6.2.	APPROVAL OF REJECTION OR ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	13

6.3.	INCLUSIVENESS	13

6.4.	CURE OF DEFAULTS	14

6.5.	REJECTION DAMAGE CLAIMS	14

6.6.	CONTINUING OBLIGATIONS	15

6.7.	INSURANCE RIGHTS	15

6.8.	POST-PETITION CONTRACTS AND LEASES	15

ARTICLE VII PROVISIONS REGARDING DISTRIBUTIONS		16

7.1.	RECORD DATE	16

7.2.	TIMELINESS OF PAYMENTS	16

7.3.	DISBURSING AGENT	16

7.4.	RIGHTS AND POWERS OF DISBURSING AGENT	16

7.5.	DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS	17

7.6.	WITHHOLDING AND REPORTING REQUIREMENTS	18

7.7.	SETOFFS	18

7.8.	ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST	19

7.9.	CLAIMS PAID OR PAYABLE BY THIRD PARTIES	19

ARTICLE VIII PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO		19

8.1.	RESOLUTION OF DISPUTED CLAIMS	19

8.2.	DISALLOWANCE OF CLAIMS	21

8.3.	AMENDMENTS TO CLAIMS	22

ARTICLE IX CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS OF THIS PLAN		22

9.1.	CONDITIONS PRECEDENT TO CONFIRMATION OF THIS PLAN	22

9.2.	CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS PLAN	22

9.3	WAIVER OF CONDITIONS	23

ARTICLE X MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN		23

10.1.	MODIFICATION AND AMENDMENTS	23

10.2.	EFFECT OF CONFIRMATION ON MODIFICATIONS	23

10.3.	REVOCATION OR WITHDRAWAL OF PLAN	23

10.4.	NO ADMISSION OF LIABILITY	23

ARTICLE XI RETENTION OF JURISDICTION		24

11.1.	RETENTION OF JURISDICTION BY THE COURT	24

ARTICLE XII DISCHARGE, INJUNCTION, RELEASES AND RELATED PROVISIONS		26

12.1.	DISCHARGE OF CLAIMS AND TERMINATIONS OF EQUITY INTERESTS	26

12.2.	INJUNCTION	27

12.3.	RELEASES BY THE DEBTOR	28

12.4.	RELEASES BY HOLDERS OF CLAIMS (THIRD PARTY RELEASE)	28

12.5.	EXCULPATION AND LIMITATION OF LIABILITY	28

12.6.	WAIVER OF STATUTORY LIMITATION ON RELEASES	29

12.7.	DEEMED CONSENT	29

12.8.	NO WAIVER	29

12.9.	INTEGRAL TO PLAN	29

ARTICLE XIII MISCELLANEOUS PROVISIONS		30

13.1.	IMMEDIATE BINDING EFFECT	30

13.2.	ADDITIONAL DOCUMENTS	30

13.3.	PAYMENT OF STATUTORY FEES	30

13.4.	DISSOLUTION OF THE CREDITORS’ COMMITTEE	30

13.5.	SEVERABILITY	30

13.6.	RESERVATION OF RIGHTS	31

13.7.	SUCCESSORS AND ASSIGNS	31

13.8.	NOTICES	31

13.9.	FURTHER ASSURANCES	33

13.10.	NO LIABILITY FOR SOLICITATION OR PARTICIPATION	33

13.11.	TERMS OF INJUNCTIONS OR STAYS	33

13.12.	ENTIRE AGREEMENT	33

13.13.	PRESERVATION OF INSURANCE	33

13.14.	CLOSING OF CASE	33

13.15.	WAIVER OR ESTOPPEL CONFLICTS	33

ARTICLE XIV EFFECTS OF CONFIRMATION		34

ARTICLE XV CONFIRMATION REQUEST		34

v

INTRODUCTION

The PMI Group, Inc., the above-captioned debtor and debtor in possession (the “Debtor” or the “Company”), hereby proposes the following chapter 11 reorganization plan (this “Plan”) for the resolution of the outstanding Claims against, and Equity Interests in, the Debtor.

The Debtor is the proponent of this Plan within the meaning of Section 1129 of the Bankruptcy Code. Reference is made to the Disclosure Statement for a discussion of the Debtor’s history, business, historical financial information, accomplishments during the Chapter 11 Case, projections and properties, and for a summary and analysis of this Plan and the treatment provided for herein.

All Holders of Claims who are entitled to vote on this Plan are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. Subject to certain restrictions and requirements set forth in 11 U.S.C. § 1127, Fed. R. Bankr. P. 3019 and Article X of this Plan, the Debtor reserves the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

All documents within the Plan Supplement and all Exhibits to this Plan are incorporated into this Plan by reference and are a part of this Plan as if set forth in full herein.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME AND GOVERNING LAW

1.1. DEFINED TERMS. For the purposes of this Plan, except as expressly provided and unless the context otherwise requires, all capitalized terms not otherwise defined in context have the meanings ascribed to them in Exhibit A hereto.

1.2. INTERPRETATION. For purposes of this Plan:

(a) any term that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code and/or the Bankruptcy Rules, as applicable;

(b) unless otherwise specified, the term “including” is intended to be illustrative and not exhaustive, and shall be construed as “including, but not limited to” where possible;

(c) whenever the context requires, terms shall include the plural as well as the singular number, and the masculine gender shall include the feminine and the feminine gender shall include the masculine;

(d) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply;

(e) any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantively in such form or substantially on such terms and conditions;

(f) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented;

(g) unless otherwise specified, all references in this Plan to Articles, Sections, Schedules and Exhibits are references to Articles, Sections, Schedules and Exhibits of or to this Plan;

(h) the words “herein,” “hereof,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; and

(i) captions and headings to Articles and Sections are inserted for ease of reference only and are not intended to be a part of or to affect the interpretation of this Plan.

1.3. TIME PERIODS. In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply. If any act under this Plan is required to be made or performed on a date that is not a Business Day, then the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Enlargement of any period of time prescribed or allowed by this Plan shall be governed by the provisions of Bankruptcy Rule 9006(b).

1.4. GOVERNING LAW. Except to the extent that the Bankruptcy Code is applicable, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

1.5. REFERENCE TO THE DEBTOR OR THE REORGANIZED DEBTOR. Unless the context requires otherwise, references in this Plan to the Debtor shall include the Reorganized Debtor and references to the Reorganized Debtor shall include the Debtor.

ARTICLE II

PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS,

PROFESSIONAL CLAIMS, PRIORITY TAX CLAIMS, U.S. TRUSTEE FEES

AND INDENTURE TRUSTEE FEES

2.1. ADMINISTRATIVE EXPENSE CLAIMS. Except with respect to Administrative Expense Claims that are Professional Claims, on the later of the Effective Date or the date on which an Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or, in each such case, as soon as reasonably practicable thereafter, each Holder of an Allowed Administrative Expense Claim will receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (i) payment in full in Cash for the unpaid portion of such Allowed Administrative Expense Claim; or (ii) such other less favorable treatment as agreed to in writing by the Reorganized Debtor and such Holder; provided, however, that Administrative Expense Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with such applicable terms and conditions relating thereto in the discretion of the Reorganized Debtor without further notice to or Order of the Bankruptcy Court; provided, further, that, if any such ordinary course expense is not billed, or a request for payment is not made, within ninety (90) days after the Effective Date, such ordinary course expense shall be barred and the Holder thereof shall not be entitled to a distribution pursuant to this Plan.

2.2. ADMINISTRATIVE EXPENSE CLAIMS BAR DATE. Requests for the payment of Administrative Expense Claims other than Professional Claims must be filed and served on the Reorganized Debtor pursuant to the procedures specified in the Confirmation Order no later than sixty (60) days after the Effective Date. Holders of Administrative Expense Claims that are required to, but do not, file and serve a request for payment of such claims by such date shall be forever barred, estopped, and enjoined from asserting such Claims against the Debtor, the Reorganized Debtor, or their assets or properties and such Claims shall be deemed discharged as of the effective date. Objections to such requests, if any, must be filed and served on the Reorganized Debtor and the requesting party no later than ninety (90) days after the effective date. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim previously Allowed by Final Order, including all Administrative Expense Claims expressly allowed under this Plan.

2.3. PROFESSIONAL CLAIMS. Any Professional asserting a Professional Claim for services rendered before the Effective Date shall (i) File and serve on the Reorganized Debtor and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Interim Compensation Order, or other Order of the Bankruptcy Court a final application for the allowance of such Professional Claim no later than forty-five (45) days after the Effective Date and, (ii) if granted such an award by the Bankruptcy Court, be paid in full in Cash in such amounts as are Allowed by the Bankruptcy Court within ten (10) days after the entry of a Final Order with respect to such Professional’s final fee application. Holders of Professional Claims that do not File and serve such application by the required deadline shall be forever barred, estopped, and enjoined from asserting such Claims against the Debtor, the Reorganized Debtor, or their assets or properties, and such Claims shall be deemed discharged as of the Effective Date. Objections to Professional Claims shall be Filed no later than thirty (30) days after such Professional Claims are filed.

2.4. PRIORITY TAX CLAIMS. With respect to each Allowed Priority Tax Claim not paid prior to the Effective Date, the Disbursing Agent shall (i) pay such Claim in Cash as soon as reasonably practicable after the Effective Date, (ii) provide such other treatment agreed to by the Holder of such Allowed Priority Tax Claim and the Debtor (if before the Effective Date) or the Reorganized Debtor (on and after the Effective Date), as applicable, in writing, provided such treatment is no less favorable to the Debtor or the Reorganized Debtor than the treatment set forth in clause (i) of this sentence; or (iii) at the Disbursing Agent’s sole discretion, pay regular installment payments in Cash having a total value, as of the Effective Date (reflecting an interest rate determined as of the Effective Date under Section 511(a) of the Bankruptcy Code), equal to such Allowed Priority Tax Claim, over a period not later than five (5) years after the Petition Date.

2.5. U.S. TRUSTEE FEES. On the Effective Date or as soon as practicable thereafter, the Disbursing Agent shall pay all U.S. Trustee Fees that are due and owing on the Effective Date. For the avoidance of doubt, nothing in this Plan shall release the Reorganized Debtor from its obligation to pay all U.S. Trustee Fees due and owing after the Effective Date before an Order or final decree is entered by the Bankruptcy Court concluding or closing the Chapter 11 Case.

2.6. INDENTURE TRUSTEE FEES. On the Effective Date or as soon as practicable thereafter, the Reorganized Debtor shall pay in cash the Indenture Trustee Fees, without the need for the Indenture Trustees to File fee applications with the Bankruptcy Court; provided, however, that (i) each Indenture Trustee shall provide the Debtor and the Creditors’ Committee with non-itemized invoices (including a summary of services and amounts requested to be paid) for which it seeks payment at least ten (10) days prior to the Effective Date; and (ii) the Debtor and the Creditors’ Committee do not object to the reasonableness of the Indenture Trustee Fees. To the extent that the Debtor or the Creditors’ Committee objects to the reasonableness of any portion of the Indenture Trustee Fees, the Reorganized Debtor shall not be required to pay such disputed portion until either such objection is resolved or a further Order of the Bankruptcy Court is entered providing for payment of such disputed portion. Notwithstanding anything in this Plan to the contrary, each Indenture Trustee’s lien against distributions or property held or collected by it for fees and expenses and priority rights pursuant to the Indentures, if any, shall be discharged solely upon payment of its Indenture Trustee Fees in full on the Effective Date and the termination of such Indenture Trustee’s duties under the applicable Indenture.

ARTICLE III

CLASSIFICATION AND TREATMENT

OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

3.1. SUMMARY. All Claims and Equity Interests, except Administrative Expense Claims, Professional Claims, Priority Tax Claims, U.S. Trustee Fees and Indenture Trustee Fee Claims, are placed in the Classes set forth below. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Professional Claims, Priority Tax Claims, U.S. Trustee Fees and Indenture Trustee Fee Claims have not been classified.

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, voting, confirmation and distribution pursuant hereto and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code. This Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.

Summary of Classification and Treatment of Classified Claims and Equity Interests

CLASS	DESCRIPTION	IMPAIRMENT	VOTING
1	Priority Non-Tax Claims	Unimpaired	No
2	Secured Claims	Impaired	Yes
3	General Unsecured Claims	Impaired	Yes
4	Senior Notes Claims	Impaired	Yes
5	Subordinated Note Claims	Impaired	Yes
6	Convenience Claims	Impaired	Yes
7	Equity Interests	Impaired	No

3.2. CLASS 1 - PRIORITY NON-TAX CLAIMS.

(a) Classification: Class 1 consists of Priority Non-Tax Claims.

(b) Treatment: Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to less favorable treatment, each Holder of such Allowed Priority Non-Tax Claim shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter; provided, however, that Class 1 Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto in the discretion of the Disbursing Agent without further notice to or Order of the Bankruptcy Court.

(c) Voting: Class 1 is an Unimpaired Class, and the Holders of Class 1 Claims are conclusively deemed to have accepted this Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 1 Claims are not entitled to vote to accept or reject this Plan.

3.3. CLASS 2 - SECURED CLAIMS.

(a) Classification: Class 2 consists of Secured Claims.

(b) Treatment: Except to the extent that a Holder of an Allowed Secured Claim agrees to less favorable treatment, each Holder of such Allowed Secured Claim shall, on the Effective Date or as soon as reasonably practicable thereafter, at the sole option of the Disbursing Agent, (i) be paid in full in Cash, including the payment of any interest or fees required by Bankruptcy Code Section 506(b), (ii) receive the property securing any such Allowed Secured Claim, or (iii) be treated in any other manner such that the Allowed Secured Claim shall be rendered Unimpaired; provided, however, that Class 2 Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto in the discretion of the Disbursing Agent without further notice to or Order of the Bankruptcy Court. Each Holder of an Allowed Secured Claim shall retain the Liens securing its Allowed Secured Claim as of the Effective Date until full and final payment of such Allowed Secured Claim is made as provided herein. On the full payment or other satisfaction of such obligations, the Liens securing such Allowed Secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or Order of the Bankruptcy Court, act or action under applicable law, regulation, Order, or rule or the vote, consent, authorization or approval of any Entity.

(c) Voting: Class 2 is an Impaired Class, and the holders of Class 2 Claims are entitled to vote to accept or reject this Plan.

3.4. CLASS 3 - GENERAL UNSECURED CLAIMS.

(a) Classification: Class 3 consists of General Unsecured Claims.

(b) Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed General Unsecured Claim, on the later of (a) the Effective Date and (b) the date on which such General Unsecured Claim becomes Allowed, or as soon as practicable thereafter, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata Share of the (i) Creditor Cash; and (ii) New Common Stock distributed to Holders of Allowed General Unsecured Claims, Senior Notes Claims, and Subordinated Note Claims pursuant to this Plan. Unless otherwise provided by an order of the Bankruptcy Court, no fees or penalties of any kind shall be paid to the holders of Allowed General Unsecured Claims

(c) Voting: Class 3 is an Impaired Class, and the Holders of Class 3 Claims are entitled to vote to accept or reject this Plan.

(d) Convenience Claim Election Rights: Notwithstanding the provisions of Section 3.4(b) of this Plan, each Holder of an Allowed General Unsecured Claim in Class 3 may elect to be treated as a Holder of a Convenience Claim in Class 6 by electing to reduce its Allowed General Unsecured Claim to the amount of $50,000 or less in full and final satisfaction, release and discharge of such Allowed General Unsecured Claim. Upon any such valid and irrevocable election, the General Unsecured Claim of such Holder shall be automatically reduced to $50,000 (or such lower amount that the holder elects) and shall no longer be entitled to any other distribution as contemplated by this Plan. For the avoidance of doubt, the Indenture Trustees shall be deemed to be the Holders of any and all Claims arising under the Indentures for the purpose of exercising Convenience Claim election rights with respect to such Claims. Individual Holders of the Notes shall not be eligible to exercise Convenience Claim election rights on account of such holdings. Any election must be made on the Ballot, and except as may be agreed to by the Debtor or the Disbursing Agent, as applicable, no Holder of a General Unsecured Claim can elect treatment as a Convenience Claim after the Voting Deadline.

3.5. CLASS 4 – SENIOR NOTES CLAIMS.

(a) Classification: Class 4 consists of Senior Notes Claims.

(b) Allowance of Senior Notes Claims: The Senior Notes Claims shall be Allowed in the aggregate amount of $690,959,271. For the avoidance of doubt, the Allowed Senior Notes Claims shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (equitable or contractual or otherwise), counter-claim, defense, disallowance, impairment, objection or any challenges under applicable law or regulation.

(c) Treatment: In full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Senior Notes Claim, on the Effective Date or as soon as practicable thereafter, each Holder of such Allowed Senior Notes Claim shall receive its Pro Rata Share of the (i) Creditor Cash; and (ii) New Common Stock distributed to Holders of Allowed General Unsecured Claims, Senior Notes Claims, and Subordinated Note Claims pursuant to this Plan. In addition, to the extent the Allowed Senior Notes Claims have not been paid in full, the Senior Notes Indenture Trustee shall receive distributions of Creditor Cash and New Common Stock that would otherwise be distributed to the Subordinated Notes Indenture Trustee pursuant to Section 3.6 of this Plan in accordance with the Subordination Provisions.

(d) Voting: Class 4 is an Impaired Class, and the Holders of Class 4 Claims are entitled to vote to accept or reject this Plan.

3.6. CLASS 5 – SUBORDINATED NOTE CLAIMS.

(a) Classification: Class 5 consists of the Subordinated Note Claims.

(b) Allowance of Subordinated Note Claims: The Subordinated Note Claims shall be Allowed in the aggregate amount of $52,926,691. For the avoidance of doubt, the Allowed Subordinated Note Claims shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (equitable or contractual or otherwise, except in accordance with the Subordination Provisions), counter-claim, defense, disallowance, impairment, objection or any challenges under applicable law or regulation.

(c) Treatment: In full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Subordinated Note Claim, on the Effective Date or as soon as practicable thereafter, each Holder of such Allowed Subordinated Note Claim shall receive its Pro Rata Share of the (i) Creditor Cash; and (ii) New Common Stock distributed to Holders of Allowed General Unsecured Claims, Senior Notes Claims, and Subordinated Note Claims pursuant to this Plan; provided, however, that to the extent the Allowed Senior Notes Claims have not been paid in full, any distribution of Creditor Cash and New Common Stock on account of Allowed Subordinated Note Claims shall be distributed to the Senior Notes Indenture Trustee for the benefit of Holders of Allowed Senior Note Claims in accordance with the Subordination Provisions.

(d) Voting: Class 5 is an Impaired Class, and the Holders of Class 5 Claims are entitled to vote to accept or reject this Plan.

3.7. CLASS 6 - CONVENIENCE CLAIMS.

(a) Classification: Class 6 consists of Convenience Claims.

(b) Treatment: Except to the extent that a Holder of an Allowed Convenience Claim agrees to less favorable treatment, each Holder of an Allowed Convenience Claim shall be paid 90% of the amount of its Allowed Convenience Claim in Cash on the Effective Date or as soon as reasonably practicable thereafter.

(c) Voting: Class 6 is an Impaired Class, and the Holders of Class 6 Claims are entitled to vote to accept or reject this Plan.

3.8. CLASS 7 - EQUITY INTERESTS.

(a) Classification: Class 7 consists of Equity Interests.

(b) Treatment: The Holders of Equity Interests shall receive no distribution. On the Effective Date, all existing Equity Interests in the Debtor shall be deemed cancelled, null and void and of no force and effect.

(c) Voting: Class 7 is an Impaired Class. The Holders of Equity Interests are deemed to reject this Plan and are not entitled to vote

3.9. RESERVATION OF RIGHTS REGARDING CLAIMS. Except as otherwise provided herein, nothing under this Plan shall affect the rights, defenses, and counterclaims of the Debtor or the Reorganized Debtor, both legal and equitable, with respect to any Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Claims.

3.10. ELIMINATION OF VACANT CLASSES. Any Class of Claims or Equity Interests that does not have a Holder of an Allowed Claim or Allowed Equity Interest or a Claim or Equity Interest temporarily or finally Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class.

3.11. CONTROVERSY CONCERNING IMPAIRMENT. If a controversy arises as to whether any Claims or Equity Interests, of any Class of Claims or Equity Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THIS PLAN

4.1. PRESUMED ACCEPTANCE OF PLAN BY UNIMPAIRED CLASS. Class 1 is Unimpaired under this Plan, and is, therefore, presumed to have accepted this Plan pursuant to Section 1126(f) of the Bankruptcy Code.

4.2. VOTING CLASSES. Holders of Claims in each Impaired Class are entitled to vote as a Class to accept or reject this Plan, other than Classes that are deemed to reject this Plan. Each Holder of an Allowed Claim as of the applicable Record Date in Classes 2, 3, 4, 5 and 6 shall be entitled to vote to accept or reject this Plan.

4.3. ACCEPTANCE BY IMPAIRED CLASSES OF CLAIMS. Pursuant to Section 1126(c) of the Bankruptcy Code and except as otherwise provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted this Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept this Plan.

4.4. CLASSES DEEMED TO REJECT THIS PLAN. Holders of Equity Interests in Class 7 are not entitled to receive or retain any property under this Plan. Under Section 1126(g) of the Bankruptcy Code, such Holders are deemed to have rejected this Plan, and the votes of such Holders shall not be solicited.

4.5. CONFIRMATION PURSUANT TO SECTION 1129(B) OF THE BANKRUPTCY CODE. The Debtor requests confirmation of this Plan under Section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept this Plan pursuant to Section 1126 of the Bankruptcy Code. The Debtor reserves the right to modify this Plan, the Plan Supplement, or any Exhibit in order to satisfy the requirements of Section 1129(b) of the Bankruptcy Code, if necessary.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THIS PLAN

5.1. NEW ORGANIZATIONAL DOCUMENTS. The Debtor’s organizational documents shall be amended as necessary in order to satisfy the provisions of this Plan and the Bankruptcy Code. The New Organizational Documents shall include, among other things, pursuant to Bankruptcy Code section 1123(a)(6), a provision prohibiting the issuance of non-voting equity securities.

5.2. CONTINUED CORPORATE EXISTENCE. In accordance with the laws of the State of Delaware and the New Organizational Documents, after the Effective Date, the Reorganized Debtor shall continue to exist as a separate corporate entity.

5.3. SOURCES OF CONSIDERATION FOR MONETARY PLAN DISTRIBUTIONS. All consideration necessary to make all monetary payments in accordance with this Plan shall be obtained from the Cash and cash equivalents of the Debtor or the Reorganized Debtor, as applicable, or its subsidiaries.

5.4. VESTING OF ASSETS IN THE REORGANIZED DEBTOR. Except as otherwise provided herein, on the Effective Date, all property of the Estate, including any NOLs or similar Tax attributes, but excluding Creditor Cash and the New Common Stock, shall vest in the Reorganized Debtor, free and clear of all Claims, Liens, charges, other encumbrances and interests.

Pursuant to this Plan, on and after the Effective Date, except as otherwise provided herein, the Reorganized Debtor may operate its business and use, acquire, or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

5.5. AUTHORIZATION AND ISSUANCE OF NEW SECURITIES. On the Effective Date, the Reorganized Debtor shall issue shares of New Common Stock for distribution to Holders of Allowed Claims. All of the shares of the New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

In addition, in accordance with the New Organizational Documents, the New Common Stock will be subject to transfer restrictions to prevent an “ownership change” within the meaning of IRC section 382 from occurring until certain conditions (as summarized in Article III.D.5 of the Disclosure Statement) are satisfied.

5.6. DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTOR. On the Effective Date, the term of the current members of the Debtor’s board of directors shall expire and the New Board shall be appointed. The New Board shall consist of those persons identified in the Plan Supplement. The identity of the members of the New Board and the nature and compensation of each of its members who is an “insider” under Bankruptcy Code Section 101(31) shall be disclosed at or prior to the Confirmation Hearing. On the Effective Date, the New Board shall remove and replace the existing officers of the Debtor unless otherwise agreed by the New Board and such officers.

5.7. SECTION 1145 EXEMPTION. Unless required by provision of applicable law, regulation, order, or rule, as of the Effective Date, the issuance of the New Common Stock in accordance with this Plan shall be authorized under Bankruptcy Code section 1145 without further act or action by any Entity.

5.8. EXEMPTION FROM CERTAIN TAXES AND FEES. Pursuant to Sections 106, 1141 and 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under or in connection with this Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan, and any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under this Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar Tax. The Confirmation Order shall direct all state and local government officials and agents to forego the collection of any such Tax or governmental assessment and to accept for filing and recordation any instrument or other document issued or transferred pursuant to this Plan, without the payment of any such Tax or government assessment

5.9. CANCELLATION OF NOTES. On the Effective Date, except as otherwise provided in this Plan, the Indentures, the Senior Notes and the Subordinated Note shall be cancelled; provided, however, that the Indentures shall continue in effect solely for the purposes of (a) permitting the Indenture Trustees to make the distributions to be made on account of Senior Notes Claims or, in the case of the Subordinated Note Indenture Trustee, distributions under the Subordination Provisions for the benefit of holders of the Senior Notes, each as provided for in this Plan and (b) maintaining and enforcing the Indenture Trustees’ indemnities and the Subordination Provisions. The Indenture Trustees shall have an administrative expense claim in an agreed upon amount for estimated fees and expenses to be incurred in connection with making distributions in accordance with this Plan. Upon the cancellation, the Indenture Trustees, their agents, attorneys and employees will be released from all obligations, claims or liabilities that are based in whole or in part on any act or omission, transaction, event or other occurrence in connection with the Indentures taking place on or prior to the Effective Date (but the Indenture Trustees shall retain the right to enforce the Debtor’s and the Reorganized Debtor’s obligations under this Plan, and the contracts, instruments, releases, agreements and documents delivered under this Plan).

5.10. CORPORATE ACTION. Except as otherwise provided in this Plan, each of the matters provided for by this Plan involving corporate or related actions to be taken by or required of the Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided in this Plan, and shall be authorized, approved, and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by Holders of Claims or Equity Interests, directors of the Debtor, or any other Entity. On or prior to the Effective Date, the appropriate officers of the Debtor or the Reorganized Debtor, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, securities, instruments, or other documents contemplated by this Plan, or necessary or desirable to effect the transactions contemplated by this Plan, in the name of and on behalf of the Reorganized Debtor, including New Organizational Documents and any and all other agreements, securities, instruments, or other documents relating to such documents. Notwithstanding any requirements under nonbankruptcy law, the authorizations and approvals contemplated by this provision shall be effective.

5.11. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS. On and after the Effective Date, the Reorganized Debtor and its officers and members of the New Board are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan and the New Common Stock in the name of and on behalf of the Reorganized Debtor, without the need for any approvals, authorization, or consents, except for those expressly required by this Plan.

ARTICLE VI

TREATMENT OF UNEXPIRED LEASES AND EXECUTORY CONTRACTS

6.1. REJECTION OR ASSUMPTION OF REMAINING EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any Entity, and which have not expired by their own terms on or prior to the Confirmation Date, shall be deemed rejected by the Debtor as of the Effective Date, except for any executory contract or unexpired lease that (i) has been assumed and assigned or rejected pursuant to an Order of the Bankruptcy Court entered prior to the Effective Date or (ii) that is specifically designated as a contract or lease to be assumed or assumed and assigned on the schedules to the Plan Supplement; provided, however, that the Debtor reserves the right, on or prior to the Confirmation Date, to amend such schedules to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, as the case may be, either rejected, assumed, or assumed and assigned as of the Effective Date. The Debtor shall serve notice of any executory contract and unexpired lease to be rejected or assumed or assumed and assigned through the operation of this Section 6.1 by including schedules of such contracts and leases in the Plan Supplement. To the extent there are any amendments to such schedules, the Debtor shall provide notice of any such amendments to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on the schedules to the Plan Supplement shall not constitute an admission by the Debtor that such document is an executory contract or an unexpired lease or that the Debtor has any liability thereunder.

6.2. APPROVAL OF REJECTION OR ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection, assumption, or assumption and assignment, as the case may be, of executory contracts and unexpired leases pursuant to Section 6.1 of this Plan.

6.3. INCLUSIVENESS. Unless otherwise specified on the schedules to the Plan Supplement, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed on such schedule.

6.4. CURE OF DEFAULTS. Except to the extent that different treatment has been agreed to by the parties to any executory contract or unexpired lease to be assumed or assumed and assigned pursuant to Section 6.1 of this Plan, the Debtor shall, pursuant to the provisions of Sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of Section 365 of the Bankruptcy Code, at least twenty-one (21) days prior to the Confirmation Hearing, file with the Bankruptcy Court and serve by first-class mail on each non-Debtor party to such executory contracts or unexpired leases to be assumed pursuant to Section 6.1 of this Plan, a notice, which shall list the cure amount as to each executory contract or unexpired lease to be assumed or assumed and assigned. Any objection by a counterparty to an executory contract or unexpired lease to a proposed assumption or related cure amount must be Filed, served, and actually received by counsel to the Debtor and the Creditors’ Committee at least seven (7) days before the Confirmation Hearing. Any counterparty to an executory contract or unexpired lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption and cure amount. In the event of a dispute regarding (i) the amount of any payments to cure such a default, (ii) the ability of the Reorganized Debtor or any assignee to provide “adequate assurance of future performance,” within the meaning of Bankruptcy Code section 365, under the executory contract or unexpired lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by Bankruptcy Code section 365(b)(1) shall be made following the entry of a Final Order or Orders resolving the dispute and approving the assumption. Assumption of any executory contract or unexpired lease pursuant to this Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, arising under any assumed executory contract or unexpired lease at any time before the effective date of the assumption.

6.5. REJECTION DAMAGE CLAIMS. If the rejection of an executory contract or unexpired lease by the Debtor hereunder results in damages to the other party or parties to such contract or lease, any claim for such damages, if not heretofore evidenced by a filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtor, or its properties or agents, successors, or assigns, including, without limitation, the Debtor and the Reorganized Debtor, unless a proof of Claim is filed with the Bankruptcy Court and served upon attorneys for the Debtor or the Reorganized Debtor, as the case may be, on or before thirty (30) days after the later to occur of (i) the Confirmation Date, and (ii) the date of entry of an Order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease. All Allowed Claims arising from the rejection of the Debtor’s executory contracts or unexpired leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of this Plan.

6.6. CONTINUING OBLIGATIONS. Continuing obligations of third parties to the Debtor under insurance policies, contracts, or leases that have otherwise ceased to be executory or have otherwise expired on or prior to the Effective Date, including, without limitation, continuing obligations to pay insured claims, to defend against and process claims, to refund premiums or overpayments, to provide indemnification, contribution or reimbursement, to grant rights of first refusal, to maintain confidentiality, or to honor releases, will continue and will be binding on such third parties notwithstanding any provision to the contrary in this Plan, unless otherwise specifically terminated by the Debtor or by Order of Bankruptcy Court. The deemed rejection provided by this Plan will not apply to any such continuing obligations.

To the extent any insurance policy under which the insurer has a continuing obligation to pay the Debtor or a third party on behalf of the Debtor is held by the Bankruptcy Court to be an executory contract and is not otherwise assumed upon motion by a Final Order, such insurance policy will be treated as though it is an executory contract that is assumed pursuant to Section 365 of the Bankruptcy Code under this Plan. Any and all Claims (including Cure) arising under or related to any insurance policies or related insurance agreements that are assumed by the Debtor prior to or as of the Effective Date: (i) will not be discharged; (ii) will be Allowed Administrative Expense Claims; and (iii) will be paid in full in the ordinary course of business of the Reorganized Debtor as set forth in this Plan.

For the avoidance of doubt, (i) the obligations of the Debtor to indemnify and reimburse its current directors or officers who were directors or officers, respectively, on or prior to the Petition Date or any former officer whose employment contract was assumed by the Debtor following the Petition Date, and (ii) indemnification and reimbursement obligations of the Debtor arising from services of its officers and directors during the period from and after the Petition Date, shall be Administrative Expense Claims, provided, however, that if and to the extent any person described in the foregoing (i) and (ii) has previously filed a proof of claim asserting entitlement to administrative priority for such Claims, such person shall not be required to additionally assert such Claim by the bar date for asserting Administrative Expense Claims set forth in Article II of the Plan.

6.7. INSURANCE RIGHTS. Notwithstanding anything to the contrary in this Plan or the Plan Supplement, nothing in this Plan or the Plan Supplement (including any other provision that purports to be preemptory or supervening) will in any way operate to, or have the effect of, impairing the legal, equitable or contractual rights of the Debtor’s insurers, if any, in any respect. The rights of the Debtor’s insurers will be determined under their respective insurance policies and any related agreements with the Debtor, as applicable, subject, however, to the rights, if any, of the Debtor to assume or reject any such policy or agreement and the consequences of such assumption or rejection under Section 365 of the Bankruptcy Code.

6.8. POST-PETITION CONTRACTS AND LEASES. The Debtor shall not be required to assume or reject any contract or lease entered into by the Debtor after the Petition Date. Any such contract or lease shall continue in effect in accordance with its terms after the Effective Date, unless the Debtor has obtained a Final Order of the Bankruptcy Court approving rejection of such contract or lease.

ARTICLE VII

PROVISIONS REGARDING DISTRIBUTIONS

7.1. RECORD DATE. As of the Record Date, the transfer registers for each Class of Claims or Equity Interests, as maintained by the Debtor or its agents, shall be deemed closed and there shall be no further changes made to reflect any new record Holders of any Claims or Equity Interests. The Debtor shall have no obligation to recognize any transfer of Claims or Equity Interests occurring on or after the Record Date.

7.2. TIMELINESS OF PAYMENTS. Except as otherwise provided in this Plan, on the Effective Date or as soon as practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim or as soon as practical thereafter), each Holder of an Allowed Claim against the Debtor shall receive the full amount of the distributions that this Plan provides for Allowed Claims in the applicable Class; provided, however, that any Holder of Allowed Senior Notes Claims or Allowed Subordinated Note Claims that does not comply with the Trading Order shall only receive distributions of New Common Stock to the extent set forth in the Trading Order. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made in accordance with the provisions set forth in Article VIII of this Plan. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

7.3. DISBURSING AGENT. On the Effective Date or as soon as practicable thereafter, all distributions under this Plan shall be made by the Reorganized Debtor as Disbursing Agent or such other Entity designated by the Reorganized Debtor as a Disbursing Agent. Except as otherwise Ordered by the Bankruptcy Court, a Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.

7.4. RIGHTS AND POWERS OF DISBURSING AGENT.

(a) Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to: (i) effect all actions and execute all agreements, securities, instruments, and other documents necessary to perform its duties under this Plan; (ii) make all distributions contemplated by this Plan; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers as may be vested in the Disbursing Agent by Order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of this Plan.

(b) Expenses Incurred On or After the Effective Date. Except as otherwise Ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including Taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtor.

7.5. DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

(a) Delivery of Distributions. Subject to the provisions of Rule 9010 of the Bankruptcy Rules, and except as otherwise provided in this Plan, distributions and deliveries to Holders of Allowed Claims shall be made at the address of each such Holder as set forth on the Schedules filed with the Bankruptcy Court, unless superseded by the address set forth on Proofs of Claim filed by such Holders, or at the last known address of such Holder if no Proof of Claim is filed or if the Debtor has been notified in writing of a change of address; provided, however, that distributions for the benefit of Holders of Senior Notes Claims and Subordinated Note Claims shall be made to the appropriate Indenture Trustees under the respective governing documents for such obligations. Each such Indenture Trustee shall, in turn, administer the distribution to the Holders of Allowed Claims in accordance with this Plan and the applicable Indentures. The Indenture Trustees shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise Ordered by the Bankruptcy Court. If a Holder holds more than one Claim in any one Class, all Claims of the Holder will be aggregated into one Claim and one distribution will be made with respect to the aggregated Claim.

(b) Minimum; De Minimis Distributions. The Disbursing Agent shall not be required to make partial distributions or payments of fractions of New Common Stock and such fractions shall be deemed to be zero. The total number of authorized shares of New Common Stock to be distributed pursuant to this Plan shall be adjusted, as necessary, to account for the foregoing. No Cash payment of less than $50 shall be made to a Holder of an Allowed Claim on account of such Allowed Claim.

(c) Failure to Claim Undeliverable Distributions. In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under Bankruptcy Code section 347(b) at the expiration of six (6) months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtor (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be released, settled, compromised, and forever barred.

(d) Failure to Present Checks. Checks issued by the Disbursing Agent on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Requests for reissuance of any check must be made directly to the Disbursing Agent by the Holder of the relevant Allowed Claim and may only be made within ninety (90) days after the issuance of such check. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within ninety (90) days after the issuance of such check shall have its Claim for such un-negotiated check discharged and be forever barred, estopped, and enjoined from asserting any such Claim against the Debtor, the Reorganized Debtor, or their assets and properties.

7.6. WITHHOLDING AND REPORTING REQUIREMENTS. Any party issuing any instrument or making any distribution under this Plan shall comply with all applicable withholding and reporting requirements imposed by any United States federal, state or local Tax law or Tax Authority, and all distributions under this Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each Holder of an Allowed Claim that is to receive a distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any Taxes imposed on such Holder by any Governmental Unit, including income, withholding and other Tax obligations, on account of such distribution. Any party issuing any instrument or making any distribution under this Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such Tax obligations and, if any party issuing any instrument or making any distribution under this Plan fails to withhold with respect to any such Holder’s distribution, and is later held liable for the amount of such withholding, the Holder shall reimburse such party. The Disbursing Agent may require, as a condition to the receipt of a distribution, that the Holder complete the appropriate IRS Form W-8 or IRS Form W-9, as applicable to each Holder, provided, however, for the avoidance of doubt, the Indenture Trustees shall not be required to complete any IRS Form W-8 or IRS Form W-9. If the Holder fails to comply with such a request within one hundred eighty (180) days, such distribution shall be deemed an unclaimed distribution.

7.7. SETOFFS. The Disbursing Agent may, pursuant to applicable bankruptcy or non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to this Plan on account thereof (before any distribution is made on account of such Claim by the Disbursing Agent), the claims, rights, and Causes of Action of any nature that the Debtor or the Reorganized Debtor may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claims, rights, and Causes of Action that the Debtor or Reorganized Debtor may possess against such Holder; and, provided, further, that nothing contained herein is intended to limit the ability of any Creditor to effectuate rights of setoff or recoupment preserved or permitted by the provisions of Sections 553, 555, 559, or 560 of the Bankruptcy Code or pursuant to the common law right of recoupment.

7.8. ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST. To the extent that any Allowed Claim entitled to a distribution under this Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

7.9. CLAIMS PAID OR PAYABLE BY THIRD PARTIES.

(a) Claims Paid by Third Parties. The Debtor, on or prior to the Effective Date, or the Reorganized Debtor, after the Effective Date, shall reduce a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice, action, Order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment on account of such Claim from a party that is not the Debtor or the Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not the Debtor or the Reorganized Debtor on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to the Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim. No Entity making a distribution on account of such Claim shall be entitled to assert a Claim against the Debtor on account of such distribution, until such Claim has been paid in full.

(b) Claims Payable by Third Parties. No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtor’s insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged without an objection to such Claim having to be Filed and without any further notice to or action, Order, or approval of the Bankruptcy Court.

ARTICLE VIII

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND

UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO

8.1. RESOLUTION OF DISPUTED CLAIMS.

(a) Allowance of Claims. On or after the Effective Date, the Reorganized Debtor shall have and shall retain any and all rights and defenses that the Debtor had with respect to any Claim, except with respect to any Claim deemed Allowed as of the Effective Date. Except as otherwise provided in this Plan or in any Order entered in the Chapter 11 Case prior to the Effective Date, including, without limitation, the Confirmation Order, no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed (i) under this Plan or the Bankruptcy Code or (ii) by Final Order of the Bankruptcy Court, including, without limitation, the Confirmation Order.

(b) No Distribution Pending Allowance. Except as otherwise provided in this Plan, if any portion of a Claim is a Disputed Claim, no payment or distribution provided under this Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. To the extent a Disputed Claim becomes an Allowed Claim, in accordance with the provisions of this Plan, distributions shall be made to the Holder of such Allowed Claim, without interest.

(c) Disputed Claims Reserve. On the Effective Date or as soon as practicable thereafter, the Debtor or the Reorganized Debtor, as applicable, shall deposit into the Disputed Claims Reserve the amount of Creditor Cash and New Common Stock that would have been distributed to Holders of all Disputed Claims as if such Disputed Claims had been Allowed on the Effective Date, with the amount of such Allowed Claims to be determined, solely for the purpose of establishing reserves and for maximum distribution purposes, to be the least of (i) the asserted amount of the Disputed Claim Filed with the Bankruptcy Court, or if no Proof of Claim was Filed, listed by the Debtor in the Schedules, (ii) the amount, if any, estimated by the Bankruptcy Court pursuant to Bankruptcy Code section 502(c), and (iii) the amount otherwise agreed to by the Debtor or the Reorganized Debtor, as applicable, and the Holder of such Disputed Claim for reserve purposes.

(d) Distribution of Excess Amounts in the Disputed Claims Reserve. When all Disputed Claims are resolved and either become Allowed or are disallowed by Final Order, to the extent Creditor Cash or New Common Stock remains in the Disputed Claims Reserve after all Holders of Disputed Claims that have become Allowed have been paid the full amount they are entitled to pursuant to the treatment set forth for the appropriate Class under the Plan, then such remaining Creditor Cash and New Common Stock shall be distributed to Holders of Allowed Claims in Classes 3, 4 and 5 as otherwise provided in this Plan.

(e) Prosecution of Objections to Claims. The Debtor, prior to and on the Effective Date, or the Reorganized Debtor, after the Effective Date, shall have the exclusive authority to File objections to Claims or settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise. From and after the Effective Date, the Reorganized Debtor may settle or compromise any Disputed Claim without any further notice to or action, Order or approval of the Bankruptcy Court. From and after the Effective Date, the Reorganized Debtor shall have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice, action, Order, or approval of the Bankruptcy Court.

(f) Claims Estimation. Unless otherwise limited by an Order of the Bankruptcy Court, the Debtor, prior to and on the Effective Date, or the Reorganized Debtor, after the Effective Date, may at any time request the Bankruptcy Court to estimate for final distribution purposes any contingent, unliquidated or Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtor or the Reorganized Debtor previously objected to or sought to estimate such Claim, and the Bankruptcy Court will retain jurisdiction to consider any request to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of an appeal relating to any such objection. Unless otherwise provided in an Order of the Bankruptcy Court, in the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court; provided, however, that, if the estimate constitutes the maximum limitation on such Claim, the Debtor or the Reorganized Debtor may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim; and provided, further, that the foregoing is not intended to limit the rights granted by Section 502(j) of the Bankruptcy Code. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

(g) Expungement or Adjustment of Claims Without Objection. Any Claim that has been paid, satisfied, or superseded may be expunged on the Claims Register by the Debtor or the Reorganized Debtor, as applicable, and any Claim that has been amended may be adjusted thereon by the Debtor or the Reorganized Debtor, in both cases without a Claims objection having to be Filed and without any further notice to or action, Order or approval of the Bankruptcy Court.

(h) Deadline to File Claims Objections. Any objections to Claims shall be Filed by no later than the Claims Objection Bar Date.

(i) Determination of Taxes. In addition to any other available remedies or procedures with respect to Tax issues or liabilities or rights to Tax Refunds, the Reorganized Debtor, at any time, may utilize (and receive the benefits of) section 505 of the Bankruptcy Code with respect to: (1) any Tax issue or liability or right to a Tax Refund relating to an act or event occurring prior to the Effective Date; or (2) any Tax liability or right to a Tax Refund arising prior to the Effective Date. If the Reorganized Debtor utilizes section 505(b) of the Bankruptcy Code: (1) the Bankruptcy Court shall determine the amount of the subject Tax liability or right to a Tax Refund in the event that the appropriate governmental entity timely determines a Tax to be due in excess of the amount indicated on the subject return; and (2) if the prerequisites are met for obtaining a discharge of Tax liability in accordance with section 505(b) of the Bankruptcy Code, the Reorganized Debtor shall be entitled to such discharge which shall apply to any and all Taxes relating to the period covered by such return.

8.2. DISALLOWANCE OF CLAIMS.

(a) Avoidable Transfers. Any Claims held by an Entity from which property is recoverable under Bankruptcy Code sections 542, 543, 550, or 553, or that is a transferee of a transfer avoidable under Bankruptcy Code section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a), shall be deemed disallowed pursuant to Bankruptcy Code section 502(d), and Holders of such Claims may not receive any Distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered and all sums due, if any, by that Entity have been turned over or paid by such Entity to the Debtor or the Reorganized Debtor.

(b) Late Claims. EXCEPT AS OTHERWISE AGREED BY THE DEBTOR OR THE REORGANIZED DEBTOR, AS APPLICABLE, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE CLAIMS BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE BANKRUPTCY COURT, AND

HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A FINAL ORDER OF THE BANKRUPTCY COURT.

8.3. AMENDMENTS TO CLAIMS. On or after the Effective Date, a Claim may not be Filed or amended without prior authorization of the Bankruptcy Court or the Reorganized Debtor, and any such new or amended Claim Filed without such prior authorization shall be deemed disallowed in full and expunged without any further action.

ARTICLE IX

CONDITIONS PRECEDENT TO CONFIRMATION

AND EFFECTIVENESS OF THIS PLAN

9.1. CONDITIONS PRECEDENT TO CONFIRMATION OF THIS PLAN. It shall be a condition to Confirmation of this Plan that the following conditions shall have been satisfied or waived pursuant to Section 9.3 of this Plan:

(a) the Bankruptcy Court shall have approved the Disclosure Statement with respect to this Plan;

(b) the Bankruptcy Court shall have approved any Plan Supplement filed with respect to this Plan; and

(c) the proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtor, in consultation with the Creditors’ Committee.

9.2. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS PLAN. It shall be a condition to this Plan becoming Effective that the following conditions shall have been satisfied or waived pursuant to Section 9.3 of this Plan:

(a) the Bankruptcy Court shall have entered the Confirmation Order and such Order shall be in full force and effect and shall have become a Final Order;

(b) the New Organizational Documents shall have been effected or executed and delivered to the required parties;

(c) the Debtor or the Reorganized Debtor, as applicable, shall have executed and delivered all documents necessary to effectuate the issuance of the New Common Stock;

(d) all authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan have been obtained;

(e) all invoiced fees and expenses of the Indenture Trustees shall have been paid; and

(f) all material actions, documents, and agreements necessary to implement this Plan shall have been effected or executed.

9.3 WAIVER OF CONDITIONS. To the extent practicable and legally permissible, each of the conditions precedent in Sections 9.1 and 9.2 hereof may be waived, in whole or in part, by the Debtor, in consultation with the Creditors’ Committee. Any such waiver of a condition precedent may be effected at any time by filing a notice thereof with the Bankruptcy Court executed by the Debtor.

ARTICLE X

MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN

10.1. MODIFICATION AND AMENDMENTS. The Debtor may amend, modify, or supplement this Plan pursuant to Bankruptcy Code Section 1127(a) at any time prior to the Confirmation Date. After the Confirmation Date, but prior to Consummation of this Plan, the Debtor may amend, modify, or supplement this Plan without further Order of the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order.

10.2. EFFECT OF CONFIRMATION ON MODIFICATIONS. Pursuant to Bankruptcy Code section 1127(a), entry of a Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

10.3. REVOCATION OR WITHDRAWAL OF PLAN. The Debtor reserves the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent chapter 11 plans. If the Debtor revokes or withdraws this Plan, or if Confirmation or Consummation does not occur, then: (i) this Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in this Plan, assumption or rejection of executory contracts or unexpired leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void except as may be set forth in a separate Order entered by the Bankruptcy Court; and (iii) nothing contained in this Plan shall constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtor or any other Entity, prejudice in any manner the rights of the Debtor or any other Entity, or constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity.

10.4. NO ADMISSION OF LIABILITY.

(a) The submission of this Plan is not intended to be, nor shall it be construed as, an admission or evidence in any pending or subsequent suit, action, proceeding or dispute of any liability, wrongdoing, or obligation whatsoever (including as to the merits of any claim or defense) by any Entity with respect to any of the matters addressed in this Plan.

(b) None of this Plan (including, without limitation, the Exhibits hereto), or any settlement entered, act performed or document executed in connection with this Plan: (i) is or may be deemed to be or may be used as an admission or evidence of the validity of any claim, or of any wrongdoing or liability of any Entity; (ii) is or may be deemed to be or may be used as an admission or evidence of any liability, fault or omission of any Entity in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (iii) is or may be deemed to be or used as an admission or evidence against the Debtor or any other Person or Entity with respect to the validity of any Claim. None of this Plan or any settlement entered, act performed or document executed in connection with this Plan shall be admissible in any proceeding for any purposes, except to carry out the terms of this Plan, and except that, once confirmed, any Entity may file this Plan in any action for any purpose, including, but not limited to, in order to support a defense or counterclaim based on the principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense of counterclaim.

ARTICLE XI

RETENTION OF JURISDICTION

11.1. RETENTION OF JURISDICTION BY THE COURT. Pursuant to sections 105, 1123(a)(5), and 1142(b) of the Bankruptcy Code, on and after the Confirmation Date, the Bankruptcy Court shall retain jurisdiction to the fullest extent permitted by 28 U.S.C. §§ 1334 and 157 (i) to hear and determine the Chapter 11 Case and all core proceedings arising under the Bankruptcy Code or arising in the Chapter 11 Case, and (ii) to hear and make proposed findings of fact and conclusions of law in any non-core proceedings related to the Chapter 11 Case. Without limiting the generality of the foregoing, the Bankruptcy Court’s post-Confirmation Date jurisdiction shall, to the fullest extent permitted by 28 U.S.C. §§ 1334 and 157, include jurisdiction:

(a) over any pending adversary proceedings or contested matters in the Chapter 11 Case;

(b) to hear and determine (or make proposed findings of fact, as applicable) any Causes of Action;

(c) to resolve any matter related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claim arising therefrom, including those matters related to the amendment after the Effective Date of this Plan to add any executory contract or unexpired lease to the list of executory contracts and unexpired leases to be rejected;

(d) to enter such Orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, unless any such agreements or documents contain express enforcement and dispute resolution provisions to the contrary, in which case, such provisions shall govern;

(e) to determine any and all motions, adversary proceedings, applications, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to this Plan, may be instituted by the Debtor or the Reorganized Debtor prior to or after the Effective Date;

(f) to ensure that distributions to Holders of Allowed Claims are accomplished as provided herein;

(g) to adjudicate any and all disputes arising from or relating to distributions under this Plan;

(h) to hear and determine any timely objection to any Claim or Equity Interest, whether such objection is filed before or after the Confirmation Date, including any objection to the classification of any Claim or Equity Interest, and to allow, disallow, determine, liquidate, classify, estimate, or establish the priority of or secured or unsecured status of any Claim or Equity Interest, in whole or in part;

(i) to enter and implement such Orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed, or vacated;

(j) to adjudicate, decide, or resolve any and all matters related to Bankruptcy Code sections 1141 and 1145;

(k) to issue such orders in aid of execution of this Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(l) hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, or the Confirmation Order, including disputes arising under agreements, securities, instruments, or other documents executed or delivered in connection with this Plan;

(m) to enforce the Stipulation;

(n) to enforce the Trading Order, the Claims Acquisition Notice Order, and the procedures approved therein;

(o) to enter and enforce any Order pursuant to Bankruptcy Code sections 363, 1123, or 1146(a) for the sale of property;

(p) to hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

(q) to decide and resolve all matters related to the reasonableness of the Indenture Trustee Fees;

(r) to determine requests for the payment of Administrative Expense Claims or Claims entitled to priority pursuant to Bankruptcy Code section 507;

(s) to hear and determine disputes arising in connection with or relating to this Plan, or the interpretation, implementation, or enforcement of this Plan, or the extent of any Entity’s obligations incurred in connection with or released under this Plan, unless such agreements or documents contain express enforcement or dispute resolution provisions to the contrary, in which case such provisions should govern;

(t) to issue injunctions, enter and implement other Orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of this Plan;

(u) to determine any other matter that may arise in connection with or that is related to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection therewith, unless such agreements or documents contain express enforcement or dispute resolution provisions, in which case, such provisions should govern;

(v) to hear and determine matters concerning state, local, and federal Taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, any matter relating to the Tax Refunds, and any request by the Debtor or by the Reorganized Debtor, as applicable, for an expedited determination of Tax Refunds under Section 505(b) of the Bankruptcy Code;

(w) to hear any other matter or for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code; and

(x) to enter an Order or final decree closing the Chapter 11 Case.

ARTICLE XII

DISCHARGE, INJUNCTION, RELEASES AND RELATED PROVISIONS

12.1. DISCHARGE OF CLAIMS AND TERMINATIONS OF EQUITY INTERESTS. Pursuant to and to the fullest extent permitted by Bankruptcy Code section 1141(d), and except as otherwise provided in this Plan or in the Confirmation Order, all consideration distributed under this Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests of any nature whatsoever against the Debtor or any of its assets or properties and, regardless of whether any property will have been abandoned by Order of the Bankruptcy Court, retained, or distributed pursuant to this Plan on account of such Claims; and upon the Effective Date, except as otherwise provided in this Plan or in the Confirmation Order, (i) the Debtor will be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in Section 502 of the Bankruptcy Code, whether or not (A) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (C) the Holder of a Claim based upon such debt accepted this Plan, and (ii) all Equity Interests will be terminated.

As of the Effective Date, except as otherwise provided in this Plan or in the Confirmation Order, all Persons will be precluded from asserting against the Debtor or the Reorganized Debtor, any other or further Claims, debts, rights, Causes of Action, liabilities, or Equity Interests relating to the Debtor based upon any act, omission, transaction, or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as otherwise provided in this Plan or the Confirmation Order, the Confirmation Order will be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all Equity Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Equity Interest.

12.2. INJUNCTION. Except as otherwise expressly provided in this Plan or in the Confirmation Order, on the Effective Date, pursuant to Section 1141(d) of the Bankruptcy Code, all Entities who have held, hold or may hold Claims, rights, Causes of Action, liabilities or any Equity Interests based upon any act or omission, transaction or other activity of any kind or nature related to the Debtor or the Chapter 11 Case that occurred prior to the Effective Date, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Equity Interest, and any successors, assigns or representatives of such Entities, shall be precluded and permanently enjoined on and after the Effective Date from (a) the enforcement, attachment, collection or recovery by any manner of means of any judgment, award, decree or Order with respect to any Claim, Equity Interest or any other right or claim against the Debtor, or any assets of the Debtor which such Entities possessed or may possess prior to the Effective Date, (b) the creation, perfection or enforcement of any encumbrance of any kind with respect to any Claim, Equity Interest or any other right or claim against the Debtor or any assets of the Debtor which they possessed or may possess prior to the Effective Date, (c) asserting any right of setoff, or subrogation of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest, and (d) the assertion of any Claims or Equity Interests that are released hereby. In the event any Person or Entity takes any action that is prohibited by, or is otherwise inconsistent with the provisions of this injunction, this Plan or Confirmation Order, then, upon notice to the Bankruptcy Court by an affected party, the action or proceeding in which the Claim of such Person or Entity is asserted will automatically be transferred to the Bankruptcy Court or the District Court for enforcement of this Plan. In a successful action to enforce the injunctive provisions of this Section in response to a willful violation thereof, the moving party may seek an award of costs (including reasonable attorneys’ fees) against the non-moving party, and such other legal or equitable remedies as are just and proper, after notice and a hearing.

12.3. RELEASES BY THE DEBTOR. Except as expressly provided in this Plan, upon the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor Releasees are released by the Debtor, the Estate and the Reorganized Debtor from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims or Causes of Action asserted on behalf of the Debtor, the Estate, or the Reorganized Debtor, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that the Debtor or the Estate, or any person claiming derivatively through or on behalf of the Debtor or the Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Equity Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case, the Estate, the conduct of the Debtor’s business, or this Plan (other than the rights of the Debtor and the Reorganized Debtor to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder), except for acts constituting fraud, willful misconduct or gross negligence as determined by Final Order.

12.4. RELEASES BY HOLDERS OF CLAIMS (THIRD PARTY RELEASE). As of the Effective Date, to the fullest extent permitted under applicable law, for good and valuable consideration, the adequacy of which is hereby confirmed, each present and former holder of a Claim who voted in favor of this Plan and did not exercise the opt-out provision included on the Ballot, will be deemed to release, and forever waive and discharge any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities (other than the rights to enforce the Debtor’s or the Reorganized Debtor’s obligations under any Order of the Bankruptcy Court, this Plan and the securities, contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or this Plan against any Creditor Releasee, except for acts constituting fraud, willful misconduct or gross negligence as determined by a Final Order.

12.5. EXCULPATION AND LIMITATION OF LIABILITY. Except as otherwise provided by this Plan or the Confirmation Order, on the Effective Date, the Debtor, the Creditors’ Committee, the Indenture Trustees, and each of their respective current or former members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders, successors and assigns shall be deemed released by each of them against the other, and by all holders of Claims or Equity Interests, of and from any claims, obligations, rights, Causes of Action and liabilities for any act or omission in connection with, or arising out of, the Chapter 11 Case, including, without limiting the generality of the foregoing, the formulation, preparation, dissemination, implementation, confirmation or approval of this Plan or any compromises or settlements contained therein, the Disclosure Statement related thereto, or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in this Plan, except for acts or omissions which constitute fraud, willful misconduct or gross negligence as determined by Final Order, and all such Persons, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan and under the Bankruptcy Code.

12.6. WAIVER OF STATUTORY LIMITATION ON RELEASES. THE LAWS OF SOME STATES (FOR EXAMPLE, CALIFORNIA CIVIL CODE § 1542) PROVIDE, IN WORDS OR SUBSTANCE THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS DECISION TO RELEASE. THE RELEASING PARTIES IN EACH OF SECTIONS 12.3, 12.4 AND 12.5 OF THIS PLAN ARE DEEMED TO HAVE WAIVED ANY RIGHTS THEY MAY HAVE UNDER SUCH STATE LAWS AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

12.7. DEEMED CONSENT. By submitting a Ballot and receiving a distribution under or any benefit pursuant to this Plan and not electing to withhold consent to the releases of the applicable Creditor Releasees set forth in Section 12.4 of this Plan, or by Order of the Bankruptcy Court, each Holder of a Claim or Equity Interest shall be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases set forth in Article XII of this Plan.

12.8. NO WAIVER. Notwithstanding anything to the contrary contained in this Article XII, the releases and injunctions set forth herein shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Debtor, the Reorganized Debtor, and the Creditors’ Committee to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by any of them.

12.9. INTEGRAL TO PLAN. Each of the discharge, injunction and release provisions provided in this Article XII is an integral part of this Plan and is essential to its implementation. Each of the Creditor Releasees shall have the right to independently seek the enforcement of the discharge, injunction and release provisions set forth in this Article XII.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1. IMMEDIATE BINDING EFFECT. Subject to Section 9.2 of this Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(g), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of this Plan shall be immediately effective and enforceable and deemed binding upon the Debtor, the Reorganized Debtor, and any and all Holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are deemed to have accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtor.

13.2. ADDITIONAL DOCUMENTS. On or before the Effective Date, the Debtor may File with the Bankruptcy Court any and all agreements and other documents that may be necessary or appropriate in order to effectuate and further evidence the terms and conditions of this Plan.

13.3. PAYMENT OF STATUTORY FEES. All fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at a hearing pursuant to Bankruptcy Code section 1128, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Case is converted, dismissed, or closed, whichever occurs first.

13.4. DISSOLUTION OF THE CREDITORS’ COMMITTEE. On the Effective Date, the Creditors’ Committee shall dissolve automatically, whereupon its members, Professionals, and agents shall be released from any further authority, duties obligations and responsibilities in the Chapter 11 Case and under the Bankruptcy Code; provided, however, that, following the Effective Date, the Creditors’ Committee shall (i) continue to have standing and a right to be heard with respect to (a) Claims and/or applications for compensation by Professionals and requests for allowance of Administrative Expenses, including, but not limited to, filing Professional Claims in accordance with Section 2.3 of this Plan; (b) any appeals of the Confirmation Order that remain pending as of the Effective Date; and (ii) continue to respond to creditor inquiries for one hundred twenty (120) days following the Effective Date.

13.5. SEVERABILITY. If any term or provision of this Plan is held by the Bankruptcy Court prior to or at the time of Confirmation to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as so altered or interpreted. In the event of any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan may, at the Debtor’s option, remain in full force and effect and not be deemed affected. However, the Debtor reserves the right not to proceed to Confirmation or consummation of this Plan if any such ruling occurs. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.6. RESERVATION OF RIGHTS. Except as otherwise provided in this Plan, this Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order. None of the Filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by the Debtor with respect to this Plan or the Disclosure Statement shall be or shall be deemed to be an admission or waiver of any rights of the Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

13.7. SUCCESSORS AND ASSIGNS. The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

13.8. NOTICES. All notices, requests, and demands to or upon the Debtor, the Debtor in Possession, or the Reorganized Debtor to be effective shall be in writing, including by facsimile transmission, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtor:

The PMI Group, Inc., Debtor-in-Possession

P.O. Box 830

Alamo, CA 94507

Attn: L. Stephen Smith

With a copy (which shall not constitute notice) to:

YOUNG, CONAWAY STARGATT & TAYLOR, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Attn:	Joseph M. Barry, Esq.

Kara Hammond Coyle, Esq.

and

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, CA 94303-3308

Telephone: (650) 461-5610

Facsimile: (650) 461-5700

Attention: John Savva, Esq.

If to the Creditors’ Committee:

MORRISON & FOERSTER LLP

1290 Avenue of the Americas

New York, NY 10104-0050

Telephone: (212) 468-8000

Facsimile: (212) 468-7900

Attn:	Anthony Princi, Esq.

Jordan A. Wishnew, Esq.

If to the Reorganized Debtor:

The PMI Group, Inc., as reorganized

[ADDRESS]

[TELEPHONE & FAX]

Attn:

With a copy (which shall not constitute notice) to:

[NAME/FIRM]

[ADDRESS]

[TELEPHONE & FAX]

Attn:

After the Effective Date, the Reorganized Debtor has authority to send a notice to Entities that in order to continue to receive documents pursuant to Bankruptcy Rule 2002, they must File a renewed request to receive documents with the Bankruptcy Court. After the Effective Date, the Reorganized Debtor is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

13.9. FURTHER ASSURANCES. The Debtor or the Reorganized Debtor, as applicable, all Holders of Claims receiving distributions pursuant to this Plan, and all other Entities shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order.

13.10. NO LIABILITY FOR SOLICITATION OR PARTICIPATION. Pursuant to Section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of this Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan.

13.11. TERMS OF INJUNCTIONS OR STAYS. Unless otherwise provided in this Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case pursuant to Bankruptcy Code sections 105 or 362 or any Order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan, the Confirmation Order and any Order of the Bankruptcy Court shall remain in full force and effect in accordance with their terms.

13.12. ENTIRE AGREEMENT. Except as otherwise indicated, this Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

13.13. PRESERVATION OF INSURANCE. The Debtor’s discharge and release from and payment of all Claims as provided in this Plan shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtor (including, without limitation, its officers or directors) or any other Person or Entity.

13.14. CLOSING OF CASE. Promptly after the full administration of the Chapter 11 Case, the Reorganized Debtor shall File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable proposed Order of the Bankruptcy Court to close the Chapter 11 Case.

13.15. WAIVER OR ESTOPPEL CONFLICTS. Each Holder of a Claim or Equity Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Equity Interest should be Allowed in a certain amount, in a certain priority, as secured, or not subordinated, by virtue of an agreement made with the Debtor or its counsel, the Creditors’ Committee or its counsel, or any other Entity, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

ARTICLE XIV

EFFECTS OF CONFIRMATION

The Debtor hereby requests approval pursuant to Bankruptcy Rule 9019 of all compromises and settlements embodied in this Plan, including the compromises and settlements embodied in Article XII.

ARTICLE XV

CONFIRMATION REQUEST

The Debtor hereby requests confirmation of this Plan pursuant to §§ 1129(a) and (b) of the Bankruptcy Code notwithstanding the existence of an Impaired Class that does not accept this Plan or is deemed to have rejected this Plan.

DATED: April 30, 2013

Respectfully submitted,

THE PMI GROUP, INC.

By:	/s/ L. Stephen Smith
Name:	L. Stephen Smith
Title:	Chief Executive Officer

EXHIBIT A

DEFINITIONS

1. Administrative Expense Claim: A Claim constituting a cost or expense of administration of the Chapter 11 Case asserted or authorized to be asserted, on or prior to the Administrative Expense Claim Bar Date, in accordance with sections 503(b) and 507(a)(2) of the Bankruptcy Code arising during the period up to and including the Effective Date, including, without limitation, (i) any actual and necessary cost and expense of preserving the estate of the Debtor, (ii) any actual and necessary cost and expense of operating the business of the Debtor in Possession, (iii) any cost and expense of the Debtor in Possession for (a) the management, maintenance, preservation, sale, or other disposition of any assets, (b) the administration and implementation of the Plan, (c) the administration, prosecution, or defense of Claims by or against the Debtor and for distributions under the Plan, and (d) any guarantee or indemnification obligation extended by the Debtor in Possession, (iv) any Claim for compensation and reimbursement of expenses arising during the period from and after the Petition Date and prior to the Effective Date and awarded by the Bankruptcy Court in accordance with section 328, 330, 331, or 503(b) of the Bankruptcy Code or otherwise in accordance with the provisions of the Plan, whether fixed before or after the Effective Date, and (v) any fee or charge assessed against the Debtor’s estate pursuant to section 1930, chapter 123, title 28, United States Code.

2. Allowed: Means, with respect to a Claim against the Estate, (i) any Claim, proof of which has been timely Filed by the applicable Claims Bar Date; (ii) any Claim that is listed in the Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and with respect to which no contrary Proof of Claim has been timely Filed; (iii) any Claim Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided, however, that with respect to any Claim described in clauses (i) and (ii) above, such Claim shall be considered Allowed only if and to the extent that no objection to the allowance thereof has been interposed within the applicable period fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or by a Final Order of the Bankruptcy Court. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtor and without further notice to any party or action, approval, or order of the Bankruptcy Court.

3. Ballot: The form distributed to each holder of an impaired Claim entitled to vote on the Plan (as set forth herein), on which is to be indicated, among other things, acceptance or rejection of the Plan.

4. Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended, to the extent codified in title 11, United States Code, as applicable to the Chapter 11 Case.

5. Bankruptcy Court: The United States Bankruptcy Court for the District of Delaware.

6. Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as applicable to the Chapter 11 Case.

7. Business Day: Any day that is not a Saturday, a Sunday or “legal holiday” as such term is defined in Bankruptcy Rule 9006(a).

8. Cash: Lawful currency of the United States, including, but not limited to, bank deposits, checks representing good funds, and other similar items.

9. Causes of Action: All Claims, actions, causes of action, rights to payment, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and cross claims (including, but not limited to, all claims for breach of fiduciary duty, negligence, malpractice, breach of contract, aiding and abetting, fraud, inducement, avoidance, recovery, subordination, and all Avoidance Actions) of the Debtor and/or its estate that are pending or may be asserted against any Entity on or after the date hereof, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether assented or assertable directly or derivatively, in law, equity or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

10. Chapter 11 Case: The case commenced by the Debtor styled as In re The PMI Group, Inc. and administered in the Bankruptcy Court as Case No. 11-13730 (BLS), under chapter 11 of the Bankruptcy Code.

11. Claim: any right to (a) payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, secured or unsecured; or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

12. Claims Acquisition Notice Order: The Order, entered by the Bankruptcy Court on [                    ], requiring advance notice of certain acquisitions of Claims [D.I.    ].

13. Claims Bar Date: The date or dates established by the Bankruptcy Court as the last date for filing proofs of claim against the Debtor, including the Bar Dates established pursuant to the Order Establishing Bar Dates for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof [Docket No. 94]. The Plan does not affect or extend any date established by any other Order and the earliest date applicable to the filing or assertion of any Claim shall govern and control.

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14. Claims Objection Bar Date: The date that is 90 days after the Effective Date, or such later date as may be fixed by Order of the Bankruptcy Court.

15. Claims Register: The official register of Claims maintained by Kurtzman Carson Consultants, LLC, in its capacity as the Debtor’s notice and claims agent.

16. Class: A category of holders of Claims or Equity Interests as set forth in Article III of the Plan pursuant to Bankruptcy Code § 1122.

17. Confirmation: The entry on the docket of the Chapter 11 Case of the Confirmation Order.

18. Confirmation Date: The date on which the Bankruptcy Court enters the Confirmation Order on its docket.

19. Confirmation Hearing: The hearing conducted by the Bankruptcy Court pursuant to § 1128 of the Bankruptcy Code and Bankruptcy Rule 3020(b) to consider confirmation of the Plan, as such hearing may be continued or adjourned from time to time.

20. Confirmation Order: The Order of the Bankruptcy Court confirming the Plan pursuant to § 1129 of the Bankruptcy Code, as amended, supplemented, or modified.

21. Consolidated Group: The participants in the Tax Sharing Agreement Among the PMI Group, Inc. and its Subsidiaries, dated as of April 10, 1995 and amended on March 22, 1999, December 10, 2003, April 10, 2007, January 1, 2010, March 20, 2011 and December 12, 2012, including the Debtor, MIC, PMI Capital Corp., PMI Insurance Co., PMI Mortgage Assurance Co., PMI Mortgage Guaranty Co., PMI Mortgage Services Co., PMI Plaza LLC, PMI Reinsurance Co., PMI Securities Co., PMI Specialty Assurance Co., Residential Insurance Co., and Homeowner Reward Co.

22. Convenience Claim: A General Unsecured Claim in an amount equal to or less than $50,000 or with respect to which, the holder thereof voluntarily reduces its General Unsecured Claims, in their entirety, to $50,000.

23. Creditor: Any Entity holding a Claim against the Debtor or the Debtor’s estate or, pursuant to section 102(2) of the Bankruptcy Code, against property of the Debtor, including, without limitation, a Claim against either the Debtor or Debtor in Possession of a kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

24. Creditor Cash: The Cash and cash equivalents available to the Reorganized Debtor on the Effective Date, excluding the Post-Confirmation Administrative Costs, after payment of Allowed Administrative Expense Claims, Allowed Professional Compensation Claims, Allowed Priority Claims, Allowed U.S. Trustee Fees, Allowed Indenture Trustee Fee Claims, Allowed Priority Non-Tax Claims, Allowed Secured Claims and Allowed Convenience Claims, for payment of Allowed General Unsecured Claims, Allowed Senior Notes Claims and Allowed Subordinated Note Claims. Creditor Cash includes any Cash and cash equivalents held by the Principal Regulated Reinsurance Subsidiaries and any Tax Refunds.

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25. Creditors’ Committee: The official committee of unsecured creditors appointed in this Chapter 11 Case, as such committee may be constituted from time-to-time.

26. Creditor Releasees: The (i) Debtor and its current and former directors, officers, employees, advisors, attorneys, professionals, and agents (but solely in their respective capacities as such); and (ii) Creditors’ Committee, and any of its current members, advisors, attorneys or professionals (but solely in their respective capacities as such).

27. Debtor: The PMI Group, Inc.

28. Debtor in Possession: The Debtor in the capacity and with the status and rights conferred by §§ 1101(1), 1107(a), and 1108 of the Bankruptcy Code.

29. Debtor Releasees: The (i) Debtor’s current and former directors, officers, employees, advisors, attorneys, professionals, and agents (but solely in their respective capacities as such); and (ii) Creditors’ Committee, and any of its current members, advisors, attorneys or professionals (but solely in their respective capacities as such).

30. Disbursing Agent: The Reorganized Debtor or the Entity or Entities chosen by the Reorganized Debtor to make or facilitate distributions pursuant to the Plan.

31. Disclosure Statement: The disclosure statement for the Plan approved by the Bankruptcy Court pursuant to § 1125 of the Bankruptcy Code and Bankruptcy Rule 3017 (including all schedules and exhibits thereto), as such disclosure statement may be amended or modified from time to time.

32. Disclosure Statement Order: The Final Order of the Bankruptcy Court approving the Disclosure Statement in accordance with section 1125 of the Bankruptcy Code.

33. Disputed Claim: A Claim against the Debtor, to the extent the allowance of such Claim is the subject of a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Confirmation Order, or is otherwise disputed by the Debtor in accordance with applicable law, and which objection, request for estimation, or dispute has not been withdrawn, with prejudice, or determined by Final Order.

34. Disputed Claims Reserve: The amount of Creditor Cash and New Common Stock that would have been distributed to Holders of all Disputed Claims as if such Disputed Claims had been Allowed on the Effective Date.

35. District Court: The United States District Court for the District of Delaware.

36. Effective: The Plan shall be deemed to be “effective” immediately following the satisfaction or waiver of all of the conditions of Section 9.2 of the Plan.

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37. Effective Date: The date on which the Plan becomes Effective.

38. Entity: A Person, including, without limitation, the office of the U.S. Trustee, or any other entity.

39. Equity Interest: The interest of any holder of one or more equity securities of the Debtor (including, without limitation, voting rights, if any, related to such equity securities) represented by issued and outstanding shares of common or preferred stock, convertible notes or other instrument evidencing a present ownership interest in the Debtor, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest, including, without limitation, unvested restricted stock.

40. Estate: The estate created in the Chapter 11 Case pursuant to § 541 of the Bankruptcy Code.

41. File or Filed: Means filed, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Case.

42. Final Order: An order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

43. General Unsecured Claim: An Unsecured Claim, other than a Senior Notes Claim or a Subordinated Note Claim, against the Debtor, including, without limitation, any portion of a larger claim.

44. Governmental Unit: A “governmental unit” as such term is defined in Bankruptcy Code section 101(27).

45. Holder: An Entity holding a Claim or Equity Interest.

46. Impaired: Has the meaning of set forth in section 1124 of the Bankruptcy Code.

47. Indentures: The Senior Notes Indenture and the Subordinated Note Indenture.

48. Indenture Trustees: The Senior Notes Indenture Trustee and the Subordinated Note Indenture Trustee.

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49. Indenture Trustee Fees: The reasonable and documented fees and expenses, including, without limitation, professional fees and expenses, of each Indenture Trustee incurred pursuant to the respective Indentures after the Petition Date in connection with carrying out its duties as provided for under the applicable Indenture, service on the Creditors’ Committee, and making distributions under the Plan.

50. Interim Compensation Order: The Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, entered by the Bankruptcy Court on January 6, 2012 [Docket No. 99].

51. IRC: The Internal Revenue Code of 1986, 26 U.S.C. §§ 1 et seq., as may be amended.

52. IRS: The Internal Revenue Service, an agent of the United States Department of Treasury.

53. Lien: A “lien” as such term is defined in Bankruptcy Code section 101(37).

54. MIC: PMI Mortgage Insurance Co.

55. New Common Stock: The common stock in the Reorganized Debtor to be authorized, issued, or outstanding on the Effective Date.

56. New Board: The initial board of directors of the Reorganized Debtor, to be appointed as of the Effective Date of this Plan, as listed in the Plan Supplement.

57. New By-Laws: The new by-laws of the Reorganized Debtor, substantially in the form attached to the Plan Supplement.

58. New Certificate of Incorporation: The initial certificate of incorporation of the Reorganized Debtor, substantially in the form attached to the Plan Supplement.

59. New Organizational Documents: Together, the New Certificate of Incorporation and New By-Laws.

60. NOLs: Net operating losses as determined for U.S. federal income tax purposes.

61. Order: An order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case or the docket of any other court of competent jurisdiction.

62. Person: Any individual, firm, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, limited liability limited partnership, association, joint stock company, joint venture, unincorporated association, estate, trust, government or any political subdivision thereof, or other entity or enterprise.

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63. Petition Date: November 23, 2011, the date on which the Debtor commenced the Chapter 11 Case by filing a petition for relief under chapter 11 of the Bankruptcy Code.

64. Plan: This chapter 11 plan, including, without limitation, the exhibits and schedules thereto (including the Plan Supplement), either in its present form or as it may be altered, amended, or modified from time to time in accordance with the provisions of the Bankruptcy Code, the Bankruptcy Rules and the terms hereof.

65. Plan Supplement: A separate volume, to be filed with the clerk of the Bankruptcy Court, including, among other documents, the New Organizational Documents, the list of members of the New Board, and a list of executory contracts and unexpired leases to be rejected pursuant to Section 6.1 of the Plan. The Plan Supplement (containing drafts or final versions of the foregoing documents) shall be filed with the clerk of the Bankruptcy Court as soon as practicable (but in no event later than five (5) days prior to the Confirmation Hearing, or on such other date as the Bankruptcy Court establishes).

66. Post-Confirmation Administrative Costs: The administrative costs of the Estate post-Confirmation through entry of a Final Order closing the Chapter 11 Case.

67. Principal Regulated Reinsurance Subsidiaries: PMI Reinsurance Co., PMI Mortgage Guaranty Co., and Residential Insurance Co.

68. Priority Non-Tax Claim: A Claim entitled to priority in payment pursuant to section 507(a)(4), 507(a)(5), or 507(a)(9) of the Bankruptcy Code.

69. Priority Tax Claim: A Claim of a governmental until against the Debtor of the kind entitled to priority in payment pursuant to section 502(i) and 507(a)(8) of the Bankruptcy Code.

70. Pro Rata Share: With respect to any distribution on account of any Allowed Claim in Classes 3, 4, and 5, the ratio of (i) the amount of such Allowed Claim to (ii) the sum of (a) all Allowed Claims in Classes 3, 4, and 5, and (b) the aggregate maximum allowable amount of all Disputed Claims in Classes 3, 4 and 5.

71. Professional: Any Person or Entity retained by order of the Bankruptcy Court in the Chapter 11 Case pursuant to §§ 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code, excluding any ordinary course professionals retained pursuant to Final Order of the Bankruptcy Court.

72. Professional Claim: A Claim for accrued fees and expenses for services rendered by a Professional through and including the Confirmation Date, to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or by any other order of the Bankruptcy Court and regardless of whether a fee application has been Filed for such fees and expenses.

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73. Proof of Claim: A proof of claim filed in the Chapter 11 Case pursuant to § 501 of the Bankruptcy Code and/or pursuant to any order of the Bankruptcy Court, together with supporting documents.

74. Receiver: The Director of the Arizona Department of Insurance, solely in the capacity as receiver for MIC.

75. Record Date: The date or dates established by the Bankruptcy Court in the Disclosure Statement Order for the purpose of determining the holders of Allowed Claims entitled to vote on and receive distributions pursuant to the Plan.

76. Reorganized Debtor: The PMI Group, Inc., as reorganized under and pursuant to the Plan, or any successor thereto, by merger, consolidation, transfer of substantially all assets, or otherwise, on and after the Effective Date.

77. Scheduled: With respect to any Claim, that such Claim is listed on the Schedules.

78. Schedules: The Debtor’s schedules of assets and liabilities filed with the clerk of the Bankruptcy Court pursuant to pursuant to § 521(a) of the Bankruptcy Code and Bankruptcy Rule 1007, as they have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009.

79. Secured Claim: A Claim that is secured by a Lien on, or security interest in, property of the Debtor, or that has the benefit of rights of setoff under § 553 of the Bankruptcy Code, but only to the extent of the value of the creditor’s interest in the Debtor’s interest in such property, or to the extent of the amount subject to setoff, which value shall be determined by the Bankruptcy Court pursuant to §§ 506(a), 553, and/or 1129(b)(2)(A)(i)(II) of the Bankruptcy Code, as applicable.

80. Securities Act: The Securities Act of 1933, as amended.

81. Senior Notes Claim: The principal, premium, if any, and pre-petition unpaid interest, fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts due and payable under or in respect of the Senior Notes; provided that Senior Notes Claims shall not include Subordinated Note Claims.

82. Senior Notes Indenture: That certain Senior Debt Securities Indenture, dated as of November 3, 2003, as supplemented by that Supplemental Indenture No. 1 dated as of November 3, 2003 and Supplemental Indenture dated as of April 30, 2010, between the Debtor and The Bank of New York Mellon Trust Company, N.A., as Trustee.

83. Senior Notes Indenture Trustee: The Bank of New York Mellon Trust Company, N.A., solely in its capacity as successor in interest to The Bank of New York, as Trustee, or its duly appointed successor, solely in its capacity as indenture trustee with regard to the Senior Notes Indenture.

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84. Senior Notes: The unsecured debentures, notes or other evidences of indebtedness issued and delivered by the Debtor in accordance with the terms and conditions of the Senior Notes Indenture.

85. Statement of Financial Affairs: The Debtor’s statement of financial affairs filed with the clerk of the Bankruptcy Court pursuant to § 521(a) of the Bankruptcy Code, as the same may have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009.

86. Stipulation: That certain Stipulation of Settlement, dated December 12, 2012, by and among the Debtor, the Creditors’ Committee, PMI Mortgage Insurance Co. and Germaine L. Marks, Solely in Her Capacity as Receiver for PMI Mortgage Insurance Co., and Truitte D. Todd, as Special Deputy Receiver of PMI Mortgage Insurance Co.

87. Subordinated Note Claim: The principal, premium, if any, and pre-petition unpaid interest, fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts due and payable on the Subordinated Note, which by its terms is expressly subordinated in right of payment to the Senior Notes Claims.

88. Subordinated Note Indenture: That certain Junior Subordinated Indenture, dated as of February 4, 1997, between the Debtor and The Bank of New York, as Trustee.

89. Subordinated Note Indenture Trustee: Wilmington Trust, National Association, solely in its capacity as successor in interest to The Bank of New York, or its duly appointed successor, solely in its capacity as indenture trustee with regard to the Subordinated Note Indenture.

90. Subordinated Note: The unsecured subordinated debt securities issued and delivered by the Debtor in accordance with the terms and conditions of the Subordinated Note Indenture.

91. Subordination Provisions: The subordination provisions of the Subordinated Note Indenture.

92. Taxes: All (i) federal, state, local, or foreign taxes, including, without limitation, all net income, alternative minimum, net worth or gross receipts, capital, value added, franchise, profits, and estimated taxes, and (ii) interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority or paid in connection with any item described in clause (i) hereof.

93. Tax Authority: A federal, state, local, or foreign government, or agency, instrumentality, or employee thereof, court, or other body (if any) charged with the administration of any law relating to Taxes.

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94. Tax Refunds: To the extent of the Debtor’s rights, title and interest therein in whatever capacity, all refunds of Taxes of the Consolidated Group for taxable periods ended on or before January 1, 2011.

95. Trading Order: The Final Order Pursuant to Sections 105, 362 and 541 of the Bankruptcy Code and Bankruptcy Rule 3001 Establishing Procedures for (I) Transfers of Claims, (II) Transfers of Equity Securities, and (III) Taking or Implementing Certain Other Actions Affecting the Interest of the Debtor in the Tax Attributes, entered by the Bankruptcy Court on February 7, 2012 [Docket No. 154].

96. Unimpaired: Means, with respect to a Class of Claims, that such Class is not Impaired.

97. Unsecured Claim: A Claim against the Debtor, other than an Administrative Expense Claim, a Professional Claim, a U.S. Trustee Fee Claim, an Indenture Trustee Fee Claim, a Priority Tax Claim, a Priority Non-Tax Claim, and a Secured Claim.

98. U.S. Trustee: The Office of the United States Trustee for the District of Delaware.

99. U.S. Trustee Fees: Fees arising under 28 U.S.C. § 1930, and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.

100. Voting Deadline: The deadline established by the Bankruptcy Court by which a holder of a Claim must execute and deliver its Ballot in order to cast a vote to accept or reject the Plan.

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